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                        EXHIBIT 10(g)

                     MATERIAL CONTRACTS

           PROMISSORY NOTE FROM JAMES M. WILKINSON, II

Promissory Note
Twenty Thousand and 0/00 dollars

Dated:  September 20, 1996

FOR VALUE RECEIVED, the undersigned, James M. Wilkinson, II, Ph.D. (the "Maker") promises to pay to the order of PHARMAKINETICS LABORATORIES, INC., a Maryland corporation ("PK"), in lawful money of the United States of America, the principal sum of TWENTY THOUSAND AND 0/00 ($20,000.00) DOLLARS according to the payment schedule set forth below.

The aggregate principal amount of this Note outstanding shall be non-interest bearing. The principal amount of this note may be forgiven over a period of five years, in equal annual amounts of $4,000, upon successful completion of specific goals and objectives identified by the Chief Executive Officer and communicated to and agreed upon by the Maker at the outset of each of the five consecutive fiscal years beginning July 1, 1996. Amounts forgiven by PK for the benefit of Maker will become taxable income to Maker on the date of forgiveness. In the event that Maker voluntarily ceases to be employed by PK prior to June 30, 2001, Maker agrees to pay any and all outstanding amounts within (30) days of the last day of employment with PK. In the event that Maker is involuntarily terminated, for reasons other than misconduct in the performance of Maker's duties as an Officer of PK, all remaining principal amounts will be forgiven and will become taxable income to Maker on such date. In the event of a change in controlling ownership of PK all remaining principal amounts will be forgiven and will then become taxable income to Maker on such date.

Maker waives presentment for payment, demand, notice of non-payment, notice of protest, and protest of this Note, and all other notices in connection with delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note. Maker shall pay all costs of collection of this Note, including reasonable attorneys' fees. All rights and remedies given by this Note, are cumulative and not exclusive of any thereof or of any other rights or remedies available to PK, and no course of dealing between Maker and PK, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be


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exercised from time to time and as often as shall be deemed appropriate by PK.

This note shall be governed, interpreted, and enforceable in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the undersigned has executed this Note on the first above written.

/s/Sheila Hook                 /s/James M. Wilkinson, II(SEAL)
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Sheila Hook                    James M. Wilkinson, II Ph.D.







































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